AVAGO TECHNOLOGIES LIMITED
2009 EQUITY INCENTIVE AWARD PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT
(SELL TO COVER)
Avago Technologies Limited, a company organized under the laws of Singapore (the “Company”), pursuant to its 2009 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual (“Participant”) listed in Section A (the “Award Summary”) of the Online Award Acceptance page (the “Award Acceptance Page”) of the Company’s Equity Incentive Award Plan website administered by Morgan Stanley Smith Barney (“Plan Website”) to which this Restricted Share Unit Award Agreement (this “Agreement”) is posted, an award of restricted share units (“Restricted Share Units” or “RSUs”). Each Restricted Share Unit represents the right to receive one ordinary share of the Company (an “Ordinary Share”) upon vesting of the Restricted Share Unit. This award of Restricted Share Units is subject to all of the terms and conditions set forth in this Agreement, the special provisions for Participant’s country of residence, if any, attached hereto as Exhibit A, the Plan and the Plan Website, each of which are incorporated herein by reference.
Withholding Tax: Participant understands that by accepting this award of Restricted Stock Units on the Award Acceptance Page, Participant is affirmatively agreeing to the following (a “Sell to Cover”):
Sell to Cover: Upon vesting of RSUs and release of the resulting Ordinary Shares, the Company, on the Participant’s behalf, will instruct Morgan Stanley Smith Barney or such other agent instructed by the Company from time to time (collectively, the “Agent”) to sell that number of such Ordinary Shares determined in accordance with Section 2.6 of this Agreement as may be necessary to satisfy any resulting withholding tax obligations on the Company, and the Agent will remit the cash proceeds of such sale to the Company. The Company shall then make a cash payment equal to the required tax withholding from the cash proceeds of such sale directly to the appropriate taxing authorities.
BY ACCEPTING THIS AWARD OF RESTRICTED STOCK UNITS, PARTICIPANT CONSENTS TO THE USE AND SHARING OF PARTICIPANT'S PERSONAL DATA AS SET FORTH IN THE APPLICABLE PROVISIONS IN EXHIBIT A
ARTICLE I
GENERAL
1.1    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan.
(a)    “Termination of Consultancy” shall mean the time when the engagement of Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, disability, or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.
(b)    “Termination of Directorship” shall mean the time when Participant, if he or she is or becomes a Non-Employee Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.
(c)    “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.
(d)    “Termination of Services” shall mean Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.
1.2    General. Each Restricted Share Unit shall constitute a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Ordinary Share (subject to adjustment as provided in Section 14.2 of the Plan) solely for purposes of the Plan and this Agreement. The Restricted Share Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Restricted Share Units vest pursuant to Section 2.3. The Restricted Share Units shall not be treated as property or as a trust fund of any kind.
1.3    Incorporation of Terms of Plan. RSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II

GRANT OF RESTRICTED SHARE UNITS
2.1    Grant of RSUs. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Award Summary (the “Grant Date”), the Company grants to Participant an award of RSUs as set forth in the Award Summary.
2.2    Company’s Obligation to Pay. Each RSU has a value equal to the Fair Market Value of an Ordinary Share on the date it becomes vested. Unless and until the RSUs will have vested in the manner set forth in Article II hereof, Participant will have no right to payment of any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3    Vesting Schedule. Subject to Section 2.4, the RSUs awarded hereby will vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth on the Award Summary (the “Vesting Schedule”), subject to Participant’s continued employment or services through such dates, as a condition to the vesting of the applicable installment of the RSU and the rights and benefits under this Agreement. Unless otherwise determined by the Administrator, partial employment or service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Services as provided in Section 2.4 below or under the Plan.
2.4    Change in Control Treatment. In the event the successor corporation in a Change in Control refuses to assume or substitute for the RSUs in accordance with Section 14.2 of the Plan, the RSUs will vest as of immediately prior to such Change in Control.
2.5    Forfeiture, Termination and Cancellation upon Termination of Services. Upon Participant’s Termination of Services for any or no reason, the then-unvested RSUs subject to this Agreement (after giving effect to any accelerated vesting pursuant to Section 2.4) will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.
2.6    Payment after Vesting.
(a)    On the tenth (10th) day following the vesting of any Restricted Share Units pursuant to Section 2.3, 2.4 or 3.2, the Company shall deliver to the Participant a number of Ordinary Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Restricted Share Units subject to this award that vest on the applicable vesting date, unless such Restricted Share Units terminate prior to the given vesting date pursuant to Section 2.5. Notwithstanding the foregoing, in the event Ordinary Shares cannot be issued because of the failure to meet one or more of the conditions set forth in Section 2.8(a), (b) or (c) hereof, then the Ordinary Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Ordinary Shares can again be issued in accordance with Sections 2.8(a), (b) and (c) hereof. Notwithstanding any discretion in the Plan, the Award Summary or this Agreement to the contrary, upon vesting of the RSUs, Ordinary Shares will be issued as set forth in this section. In no event will the RSUs be paid to Participant in the form of cash.

(b)     Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of Ordinary Shares. Such payment shall be made by using a Sell to Cover. By accepting this award of RSUs, Participant has agreed to Sell to Cover to satisfy any tax withholding obligations and Participant hereby acknowledges and agrees:
(i)     Participant hereby appoints the Agent as the Participant’s agent and directs the Agent to (1) sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after the date Ordinary Shares vest, that number (rounded up to the next whole number) of the Ordinary Shares so vesting necessary to generate proceeds to cover (x) any tax withholding obligations incurred by the Company with respect to such vesting and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) in the Company’s discretion, apply any remaining funds to Participant’s federal tax withholding or remit such remaining funds to the Participant.

(ii)    Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Ordinary Shares that must be sold pursuant to subsection (i) above.
(iii)    Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to Participant’s account. In addition, Participant acknowledges that it may not be possible to sell Ordinary Shares as provided by in subsection (i) above due to (1) a legal or contractual restriction applicable to the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Ordinary Shares may be traded. In the event of the Agent’s inability to sell Ordinary Shares, Participant will continue to be responsible for the timely payment to the Company and/or its affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (i) above.
(iv)     Participant acknowledges that regardless of any other term or condition of this Section 2.6(b), the Agent will not be liable to Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.
(v)     Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.6(b). The Agent is a third-party beneficiary of this Section 2.6(b).
(vi)     This Section 2.6(b) shall terminate not later than the date on which all tax withholding obligations arising in connection with the vesting of the RSUs have been satisfied.
The Company shall not be obligated to deliver any new certificate representing Ordinary Shares to Participant or Participant’s legal representative or enter such Ordinary Share in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant of the RSUs or the issuance of Ordinary Shares.
2.7    Rights as Shareholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, any dividend rights and voting rights, in respect of the RSUs and any Ordinary Shares underlying the RSUs and deliverable hereunder unless and until such Ordinary Shares shall have been actually issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Ordinary Shares are issued, except as provided in Section 14.2 of the Plan.

2.8    Conditions to Delivery of Ordinary Shares. Subject to Section 11.4 of the Plan, the Ordinary Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Ordinary Shares or issued Ordinary Shares which have then been reacquired by the Company. Such Ordinary Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Ordinary Shares deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:

(a)    The admission of such Ordinary Shares to listing on all stock exchanges on which the Ordinary Shares are then listed;

(b)    The completion of any registration or other qualification of such Ordinary Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)    The receipt by the Company of full payment for such Ordinary Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 2.6 hereof; and

(e)    The lapse of such reasonable period of time following the vesting of any Restricted Share Units as the Administrator may from time to time establish for reasons of administrative convenience.
ARTICLE III
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.
3.2     Adjustments Upon Specified Events. The Administrator may accelerate payment and vesting of the Restricted Share Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Ordinary Shares contemplated by Section 14.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Ordinary Shares), the Administrator shall make such adjustments the Administrator deems appropriate in the number of Restricted Share Units then outstanding and the number and kind of securities that may be issued in respect of the Restricted Share Units. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.
3.3    Grant is Not Transferable. During the lifetime of Participant, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the RSUs, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the RSUs and the rights and privileges conferred hereby immediately will become null and void. Notwithstanding anything herein to the contrary, this Section 3.3 shall not prevent transfers by will or applicable laws of descent and distribution.

3.4    Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.6    Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.7    Governing Law; Severability. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.8    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.9    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the RSUs in any material way without the prior written consent of the Participant.
3.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.12    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
3.13    Entire Agreement. The Plan, the Award Summary and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. In the event Participant is party to a Management Shareholders Agreement with the Company, the Shares subject to the RSUs shall not be subject to such Management Shareholders Agreement and the provisions of this Agreement shall supersede any competing provisions of any such Management Shareholders Agreement.
3.14    Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Award Summary or this Agreement, if at any time the Administrator determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, this Agreement or the Award Summary or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.15    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Ordinary Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

3.16    Additional Terms for Participants Providing Services Outside the United States. To the extent the Participant provides services to the Company in a country other than the United States, the RSUs shall be subject to such additional or substitute terms as shall be set forth for such country in Exhibit A attached hereto. If Participant relocates to one of the countries included in Exhibit A during the life of the RSUs, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. In addition, the Company reserves the right to impose other requirements on the RSUs and the Ordinary Shares issued upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

* * * * *
By selecting the box in Section B of the Award Acceptance Page acknowledging that Participant has read all of the documents included in Section B, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, Exhibit A (the special provisions for Participant’s country of residence, if any)

and the Plan Website. Participant has reviewed the Agreement, the Plan and the Plan Website in their entirety, including Exhibit A, and fully understands all provisions of this Agreement, the Plan Website and the Plan. Additionally, by selecting the box in Section B of the Award Acceptance Page acknowledging that Participant has read all the documents included in Section B, Participant agrees that Participant has read, fully understands and agrees to abide by the terms of the Company’s Insider Trading Policy and has read and fully understands the Plan Prospectus and Prospectus Supplement, if applicable, each of which is posted in Section B of the Award Acceptance Page. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Plan Website or the Agreement (including Exhibit A).

EXHIBIT A
TO AVAGO TECHNOLOGIES LIMITED
2009 EQUITY INCENTIVE AWARD PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT

This Exhibit A to the Avago Technologies Limited 2009 Equity Incentive Award Plan (the “Plan”) Restricted Share Unit Award Agreement (the “Agreement”) includes special terms and conditions applicable to Participants providing services to the Company in the countries below. These terms and conditions are in addition to those set forth in the Agreement and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Exhibit A without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.
Each Participant is advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in the Participant’s country may apply to the Participant’s individual situation.

A-1

SV\843023.12 Avago Form RSU Agreement